Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AIG Debenture-Backed Series 2002-10
*CUSIP:    21988G429       Class     A-1
           21988GBU9       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 31, 2007.

INTEREST ACCOUNT
----------------


Balance as of          July 31, 2006.....                                  $0.00
         Scheduled Income received on securities.....                $961,688.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                     -$864,093.14
         Distribution to Class A-2 Holders.....                      -$97,594.16
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.70
Balance as of         January 31, 2007.....                                 0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         July 31, 2006.....                                   $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
       Distribution to Holders.....                                       -$0.00
Balance as of         January 31, 2007.....                                $0.00


                  UNDERLYING SECURITIES HELD AS OF              January 31, 2007

              Principal
                Amount                             Title of Security
              ---------                            -----------------

              $34,346,000        American International Group, successor by
                                 merger to SunAmerica, Inc. 5.60% Debentures due
                                 July 31, 2097
                                 *CUSIP: 866930AG3

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.